Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131

T: 305 374 5600 F: 305 374 5095
April 1, 2024
D-Wave Quantum Inc.
2650 East Bayshore Road
Palo Alto, California 94303
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to D-Wave Quantum Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets.
The Registration Statement relates to the registration and sale by the Selling Securityholders (as defined below) named in the Registration Statement of:
1.the issuance of up to 48,409,641 shares (the “Exchanged Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), that may be issued by the Company in connection with the exchange of exchangeable shares (the “Exchangeable Shares”) of D-Wave Quantum Technologies Inc. (“ExchangeCo”), a British Columbia corporation and an indirect subsidiary of the Company, for Common Shares from time to time. The Exchangeable Shares were issued pursuant to the Transaction Agreement, dated as of February 7, 2022 (as amended, the “Transaction Agreement”), by and among DPCM Capital, Inc. (“DPCM”), the Company, DWSI Holdings Inc. (“Holdings”), DWSI Canada Holdings ULC (“CallCo”), ExchangeCo and D-Wave Systems Inc. (“D-Wave Systems”), and are exchangeable for the Exchanged Shares on a one-for-one basis pursuant to the Voting and Exchange Trust Agreement, dated August 5, 2022, by and among the Company, ExchangeCo, CallCo, and Computershare Trust Company of Canada, as trustee (together with the Transaction Agreement, the “Exchangeable Share Documents”);
2.the issuance of up to 26,174,387 Common Shares (the “Warrant Shares” and, together with the Exchanged Shares, the “Primary Shares”), that may be issued by the Company upon the exercise of up to 18,000,000 warrants to purchase Common Shares (the “Warrants”), with each Warrant being exercisable for 1.4541326 Warrant Shares at an exercise price of $11.50 per Warrant;
3.the resale of Primary Shares and the resale of up to 60,159,214 Common Shares (the “Secondary Shares”) that may be resold by certain Selling Securityholders identified in the Registration Statement (the “Selling Securityholders”);
4.the resale of up to 6,589,154 Common Shares (the “Option Shares”) that may be issued by the Company upon the exercise of options of D-Wave Systems that are exercisable for Common Shares in accordance with the Transaction Agreement, and that may be resold by the Selling Securityholders;
5.the resale of up to 2,889,282 Common Shares (the “D-Wave Warrant Shares”) that may be issued by the Company upon the exercise of a warrant of Holdings, dated as of November 24, 2020 (the “D-Wave Warrant Certificate”) that became exercisable for Common Shares in accordance with the Transaction Agreement, and that may be resold by the Selling Securityholders; and

D-Wave Quantum Inc.
April 1, 2024

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6.the resale of up to 8,000,000 Warrants (the “Warrants,” and together with the Primary Shares, the Secondary Shares, the Option Shares, and the D-Wave Warrant Shares, the “Registrable Securities”) that may be resold by the Selling Securityholders.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); (iv) certain resolutions of the Board of Directors of the Company; and (v) the Registration Statement on Form S-1 (File No. 333-267124), which was declared effective by the Commission on October 26, 2022 (the “Prior Registration Statement”), which previously registered all the Registrable Securities, except for an aggregate of 55,068,914 Common Shares and Common Shares underlying Exchangeable Shares held of record by a certain Selling Securityholder (the “Newly Registered Resale Securities”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
With your consent, we have assumed that the Registrable Securities, except with respect to the Newly Registered Resale Securities, were validly registered pursuant to the Prior Registration Statement.
Based upon the foregoing and subject to the limitations set forth below, as of the date hereof, we are of the opinion that:
1.The Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the documents related thereto, as applicable, will be validly issued, fully paid and non-assessable.
2.The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.
3.The Option Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the documents related thereto, will be validly issued, fully paid and non-assessable.
4.The D-Wave Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the documents related thereto, will be validly issued, fully paid and non-assessable.
5.The Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, possible judicial action and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) we express no opinion as to the validity, legally binding effect or enforceability of the

D-Wave Quantum Inc.
April 1, 2024

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second proviso in Section 4.4 of the warrant agreement related to the Warrants or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.
For purposes of this opinion, we express no opinion as to matters governed by laws of any jurisdiction other than New York and the General Corporation Law of the State of Delaware. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.
We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.
We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP